UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2016

Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On February 19, 2016, Performant Business Services, Inc., which is a wholly-owned subsidiary of Performant Financial Corporation (the “Company”) and is the borrower under that certain Credit Agreement dated as March 19, 2012 with Madison Capital Funding LLC, as agent (the “Agent”) and the lenders party thereto from time to time (as amended, the “Credit Agreement”), entered into Amendment No. 4 to the Credit Agreement (the “Fourth Amendment”). The Company and certain other of its subsidiaries are guarantors of the obligations under the Credit Agreement.
Pursuant to the Fourth Amendment, the Company’s financial covenants were modified as follows:

•
The annual capital expenditure limitation of $12.5 million, which was in effect for the year ending December 31, 2016, has been revised under the Fourth Amendment to be $8 million for the years ending December 31, 2016 and December 31, 2017.

•
The total debt to EBITDA ratio of 3.25 to1.0, which was in effect for the computation periods ending as of March 31, 2017 and June 30, 2017, has been revised under the Fourth Amendment to be 4.75 to 1.0 for those periods.

•
The interest coverage ratio of 2.50 to 1.0, which was in effect for the computation period ending as of December 31, 2016, has been revised under the Fourth Amendment to be 2.0 to 1.0 for the computation period ending as of December 31, 2016 and 1.75 to 1.0 for the computation periods ending as March 31, 2017 and June 30, 2017.

•
The fixed charge coverage ratio of 1.20 to1.0, which was in effect for the quarterly computation periods under the Credit Agreement ending as of March 31, 2017 through December 31, 2017, has been revised under the Fourth Amendment to apply only to the computation periods ending as September 30, 2017 and December 31, 2017.

•
The required minimum adjusted cash balance of $30.0 million, which was in effect from March 31, 2016 through December 31, 2016, has been revised under the Fourth Amendment to be $10.0 million from March 31, 2016 through September 30, 2016.

•
The minimum trailing twelve month EBITDA of $20.0 million, which was in effect from March 31, 2016 through December 31, 2016, has been revised under the Fourth Amendment by shortening such period to extend until June 30, 2016.

Interest charged under the Credit Agreement as revised by the Fourth Amendment with respect to the Term A loan revolving loan advances is now charged either at Prime +5.75% or LIBOR + 6.75%, and interest with respect to the Term B loan is now charged either at Prime + 6.25% or LIBOR + 7.25%. In connection with the Fourth Amendment, the Company voluntarily prepaid $22.5 million under the Credit Agreement, which was applied ratably to the Term A loan and the Term B loan. In addition, the Company deposited $7.5 million into a deposit account which is subject to the exclusive control of the Agent. Pursuant to the Fourth Amendment, these funds will be remitted to the Agent for application to the term loans or other obligations, as applicable, under the Credit Agreement on the earlier to occur of (i) September 30, 2016 (or such later date not more than thirty (30) days thereafter as may be agreed by Agent in its sole discretion) and (ii) the occurrence and continuation of an event of default; however, all or a portion of these funds may also be returned the Company if the Agent and the requisite lenders under the Credit Agreement elect otherwise in their sole discretion.
The foregoing summary of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Fourth Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On February 25, 2016, Performant Financial Corporation issued a press release announcing financial results for its quarter and year ended December 31, 2015. The full text of the press release is furnished as Exhibit 99.1.
The information furnished in this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 4 to Credit Agreement, dated as of February 19, 2016, by and among Performant Business Services, Inc., the Lenders party hereto, and Madison Capital Funding LLC.
99.1	Press release issued by Performant Financial Corporation, dated February 25, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 25, 2016

PERFORMANT FINANCIAL CORPORATION

By:	/s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer